Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in Amendment No. 1 Registration Statement on Form S-4 dated August 15, 2023, of Chevron Corporation and to the incorporation by reference in Amendment No. 1 Registration Statement on Form S-4 dated August 15, 2023, of Chevron U.S.A. Inc. of all references to our firm and information from our reserves report dated January 24, 2023, included in or made a part of PDC Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and our summary report attached as Exhibit 99.2 to the Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

August 15, 2023